THE COMPANIES LAW, 5759 - 1999

                           A COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                                  Retalix Ltd

                               GENERAL PROVISIONS

1.       Definitions; Interpretation

         (a) "Companies Law" - the Israeli Companies Law, 5759-1999 as the same shall be amended from time to time, or any other law which shall replace that Law, together with any amendments thereto, and regulations thereunder.

         (b) "Companies Ordinance" - those sections of the Israeli Companies Ordinance [New Version] 5743-1983, that shall remain in force after the date of the coming into effect of the Companies Law, as the same shall be amended from time to time.

         (c) Unless the subject or the context otherwise requires: words and expressions defined in the Companies Law and in the Companies Ordinance, as the case may be, shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

         (d) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

2.       Object and Purpose of the Company

         The object and purpose of the Company shall be as set forth in the Company's Memorandum of Association, as the same shall be amended from time to time in accordance with applicable law.

3.       Limitation of Liability

         The liability of the shareholders of the Company is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only that amount.

         If the Company's share capital shall include, at any time, shares without a nominal value the shareholders' liability in respect of such shares shall be limited to the payment of up to 1.00 NIS for each such share allotted to them and which remains unpaid, and only to that amount.

                                  SHARE CAPITAL

4.       Share Capital

         The share capital of the Company is 30,000,000 New Israeli Shekels (NIS thirty million) divided into 30,000,000 (thirty million) Ordinary Shares of a nominal value of NIS 1.00 each ("Ordinary Shares").

5.       Increase of Share Capital

         (a) The Company may, by resolution of the shareholders approved by the holders of a simple majority of the voting power represented at a General Meeting in person or by proxy and voting thereon, whether or not all the shares then authorized have been issued, resolve to increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

         (b) Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original share capital.

6.       The Rights of Ordinary Shares

         The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, as provided in these Articles, including, inter alia, the right to receive notices of (in the manner proscribed in Articles 20 and 50 of these Articles), and to attend, shareholder meetings of the shareholders; for each share held - the right to one vote at all shareholders' meetings for all purposes, and to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors in accordance with the terms of these Articles and the Companies Law, and upon liquidation or dissolution - in the assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company, in accordance with the terms of these Articles and applicable law. All Ordinary Shares rank pari passu in all respects with each other.

7.       Special Rights; Modifications of Rights

         (a) The Company may, by resolution of the shareholders approved by the holders of a simple majority of the voting power represented at a General Meeting in person or by proxy and voting thereon, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

         (b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Shareholders Resolution, subject to the sanction of a resolution passed by the holders of a simple majority of the shares of such class present and voting at a separate General Meeting of the holders of the shares of such class.

                  (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

                  (iii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 7(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.       Consolidation, Subdivision, Cancellation and Reduction of Share
         Capital

         (a) The Company may (subject, however, to the provisions of Article 7(b) hereof and to applicable law), by resolution of the Company's shareholders:

                  (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

                  (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

                  (iii) cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, or

                  (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

         (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

                  (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

                  (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

                  (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

                  (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 8(b)(iv).

         (c) The notice of a General Meeting with respect to the adoption of a resolution under Article 8(a) above, shall specify the actions to be adopted by the Board of Directors under Article 8(b) above.


                                     SHARES

9.       Issuance of Share Certificates; Replacement of Lost Certificates

         (a) Share certificates of issued shares shall, if issued, be issued under the seal of the rubber stamp of the Company and shall bear the signatures of 1 Director, or of any other person or persons authorized thereto by the Board of Directors.

         (b) Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if reasonably requested by such shareholder, to several certificates, each for one or more of such shares.

         (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

         (d) If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity or security, as the Board of Directors may think fit.

10.      Allotment of Shares

         The unissued shares shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to grant to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

10a.     Registered Holder

         Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

11.      Calls on Shares; Forfeiture and Surrender; Lien

         (a) The Board of Directors may, from time to time, make such calls as it may think fit upon a shareholder in respect of any sum unpaid in respect of shares held by such shareholder which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

         (b) Notice of any call shall be given in writing to the shareholder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

         (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

         (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

         (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

         (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

         (g) If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

         (h) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

         (i) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

         (j) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

         (k) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

         (l) Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 11(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

         (m) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 11.

         (n) Except to the extent the same may be waived or subordinated in writing, to the extent permitted by applicable law, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts or other liabilities to the Company in respect of any unpaid or partly paid share, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

         (o) The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

         (p) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

11a. The Company may, subject to applicable law, issue redeemable shares and redeem the same.


                               TRANSFER OF SHARES

12.      Effectiveness and Registration

         No transfer of shares shall be registered in the Register of Shareholders unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company, together with such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.


                             TRANSMISSION OF SHARES

13.      Decedents' Shares

         (a) In case of a share registered in the names of two or more holders established by law, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 13(b) have been effectively invoked.

         (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

14.      Receivers and Liquidators

         (a) The Company may recognize the receiver, liquidator or similar official of any corporate shareholder in winding-up or dissolution, or the receiver, trustee or similar official in bankruptcy or in connection with the reorganization of any shareholder, as being entitled to the shares registered in the name of such shareholder.

         (b) The receiver, liquidator or similar official of a corporate shareholder in winding-up or dissolution, or the receiver, trustee or similar official in bankruptcy or in connection with the reorganization of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares in the Register of Shareholders, or may, subject to the regulations as to transfer herein contained, transfer such shares.


                 RECORD DATE WITH RESPECT TO OWNERSHIP OF SHARES

15.      Record Date for General Meetings

         The shareholders entitled to receive notice of, to participate in and to vote thereon at a General Meeting, or to express consent to or dissent from any corporate action in writing, shall be the shareholders on the date set in the resolution of the Board of Directors to convene the General Meeting, provided that, such date shall not be earlier than twenty-one (21) days prior to the date of the General Meeting and not later than four (4) days prior to the date of such General Meeting, or different periods as shall be permitted by law. A determination of shareholders of record with respect to a General Meeting shall apply to any adjournment of such meeting.

16.      Record Date for Distribution of Dividends

         The shareholders entitled to receive dividends shall be the shareholders on the date upon which it was resolved to distribute the dividend or at such later date as shall be provided in the resolution in question.


                                GENERAL MEETINGS

17.      Annual General Meeting

         An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

18.      Special General Meeting

         All General Meetings other than Annual General Meetings shall be called "Special General Meetings." The Board of Directors may, whenever it thinks fit, convene a Special General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon requisition in writing in accordance with the Companies Law.

19.      Powers of the General Meeting

         Subject to the provisions of the Companies Law and of these Articles, the resolutions in respect to the following matters shall be adopted by the shareholders in a General Meeting:

         (a) Amendments to the Articles, as set forth in Section 20 of the Companies Law.

         (b) Exercise of the authorities of the Board of Directors in accordance with the provisions of Section 52(a) of the Companies Law.

         (c) Appointment of the outside auditor(s) of the Company, the determination of its/their terms of engagement with the Company and termination of its/their engagement with the Company, all in accordance with the provisions of Sections 154-167 of the Companies Law.

         (d) Appointment of independent ("external") Directors in accordance with the provisions of Section 239 of the Companies Law ("Independent Directors").

         (e) Approval of actions and transactions that require the approval of the shareholders in a General Meeting pursuant to Sections 255 and 268-275 of the Companies Law.

         (f) An increase and a decrease of the authorized share capital of the Company, pursuant to Sections 286 and 287 of the Companies Law.

         (g) A merger, as set forth in Section 320(a) of the Companies Law.

20.      Notice of General Meetings

         (a) Not less than twenty-one (21) days' prior notice shall be given of every General Meeting, provided, however, if the Companies Law or regulations promulgated thereunder permit a shorter time period, then such shorter notice period shall be sufficient for purposes of this Article. Notice shall be deemed given, upon sending the relevant notice to the shareholders. Each such notice shall specify the place, the date and hour of the meeting and the general nature of each item to be acted upon thereat. Notice shall be given to all shareholders who would be entitled to attend and vote at such meeting, if it were held on the date when such notice is issued. Anything herein to the contrary notwithstanding, with the consent of all shareholders entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

         (b) The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting.

         (c) Notwithstanding anything to the contrary in this Article 20, and subject to any applicable stock exchange rules or regulations, notice by the Company of a General Meeting which is published in two daily newspapers in Israel, if at all, shall be deemed to have been duly given on the date of such publication to any shareholder whose address as listed in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located in the State of Israel, and notice by the Company of a General Meeting which is published in one daily newspaper in New York, New York, U.S.A. or in one international wire service shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located outside Israel.



                         PROCEEDINGS AT GENERAL MEETINGS

21.      Quorum

         (a) Two or more shareholders present in person or by proxy and holding shares conferring in the aggregate twenty five percent (25%) or more of the voting power of the Company (or any higher percentage which may be required under applicable rules or regulations), shall constitute a quorum at General Meetings.

         (b) If within half an hour from the time appointed for the meeting a quorum is not present, if convened upon requisition under Sections 63, 64 or 65 of the Companies Law, the meeting shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as specified in the notice of such meeting or as the Chairman may determine with the consent of the holders of a simple majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. At such adjourned meeting, any two (2) shareholders (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

         (c) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

22.      Chairman

         The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall choose someone among themselves to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

23.      Adoption of Resolutions at General Meetings

         (a) Unless otherwise specifically provided in these Articles or under applicable law, all resolutions submitted to the shareholders shall be deemed adopted if approved by the holders of a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon.

         (b) Every question submitted to a General Meeting shall be decided by a show of hands.

         (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

24.      Power to Adjourn

         (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a simple majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

         (b) It shall not be necessary to give any notice of an adjournment under Article 24(a), unless the meeting is adjourned for more than twenty-one
(21) days in which event notice thereof shall be given in the manner required for the meeting as originally called.

25.      Voting Power

         Subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each share held by him of record, on every resolution.

26.      Voting Rights

         (a) The shareholders entitled to vote at a General Meeting shall be the shareholders listed in the Company's Register of Shareholders on the record date, as specified in Article 15.

         (b) A company or other corporate body being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

         (c) Any shareholder entitled to vote may vote either personally or by proxy (who need not be a shareholder of the Company), or, if the shareholder is a company or other corporate body, by a representative authorized pursuant to
Article 26(b).

         (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

         (e) No shareholders shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

                                     PROXIES

27.      Instrument of Appointment

         (a) The instrument appointing a proxy shall be in writing and shall be in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointor or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

         (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Registered Office, or at its principal place of business or at the offices of its transfer agent or at such other place as the Board of Directors may specify) not less than forty-eight (48) hours (or such shorter period as may be determined by the Board of Directors) before the time fixed for the meeting at which the person named in the instrument proposes to vote.

         (c) For as long as any of the Company's securities are publicly traded on a U.S. market or exchange, all proxy solicitations by persons other than the Board of Directors shall be undertaken pursuant to the U.S. Proxy Rules, whether or not applicable to the Company under U.S. law.

28. Effect of Death of Appointor or Revocation of Appointment

         A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written notification of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast, and provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.


                               BOARD OF DIRECTORS

29.      Powers of Board of Directors

         (a)      In General

                  The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in a General Meeting. The authority conferred on the Board of Directors by this Article 29 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

         (b)      Borrowing Power

                  The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

         (c)      Reserves

                  The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

30.      Exercise of Powers of Directors

         (a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors, whether in person or by any other means by which the Directors may hear each other simultaneously.

         (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a simple majority of the Directors then in office who are lawfully entitled to participate in the meeting and vote thereon and present when such resolution is put to a vote and voting thereon. In the event of a tie-vote the Chairman of the Board shall not have casting vote on such matter.

         (c) A resolution may be adopted by the Board of Directors without convening a meeting if all Directors then in office and lawfully entitled to participate in the meeting and vote thereon (as conclusively determined by the Chairman of the Audit Committee, and in the absence of such determination - by the Chairman of the Board of Directors) have given their consent (in any manner whatsoever) not to convene a meeting. Such a resolution shall be deemed adopted if approved by a simple majority of the Directors then in office who are lawfully entitled to participate in the meeting and vote thereon (as determined as aforesaid). The Chairman of the Board shall sign any resolutions so adopted, including the decision to adopt said resolutions without a meeting.

31.      Delegation of Powers

         (a) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee of the Board of Directors shall not be empowered to further delegate such powers.

         (b) Without derogating from the provisions of Article 42, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

         (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

32.      Number of Directors

         Until otherwise determined by resolution of the Company's shareholders, the Board of Directors shall consist of not less than three (3) nor more than ten (10) Directors, including two (2) Independent Directors.

33.      Election and Removal of Directors

         Directors shall be elected at the Annual General Meeting by the vote of the holders of a simple majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each director shall serve, subject to Article 35 hereof, and with respect to a Director appointed pursuant to Article 34 hereof, subject to such Article, until the next Annual General Meeting following the Annual General Meeting at which such Director was appointed, or his earlier removal pursuant to this Article 33. The holders of a simple majority of the voting power represented at a General Meeting and voting thereon shall be entitled to remove any Director(s) from office, to elect director(s) in place of the Director(s) so removed or to fill any vacancy, however created, on the Board of Directors, by resolution passed at a General Meeting.

34.      Continuing Directors in the Event of Vacancies

         (a) Notwithstanding the provisions of Article 33, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, may be filled by a vote of a simple majority of the directors then in office, even if less than quorum. A Director elected to fill a vacancy shall be elected to hold office until the next Annual General Meeting.

         (b) If the position of one or more Directors is vacated, the continuing Directors shall be entitled to act in every matter so long as their number is not less than the statutory minimum number required at the time. If, at any time, their number decreases below said statutory minimum number, they will not be entitled to act except in an emergency, and they may fill vacant positions on the Board of Directors pursuant to Article 34(a) herein or call a General Meeting of the Company for the purpose of electing Directors to fill any vacancies.

35.      Vacation of Office

         (a) The office of a Director shall be vacated, ipso facto, upon the occurrence of any of the following: (i) such Director's death, (ii) such Director is convicted of a crime as described in Section 232 of the Companies Law, (iii) such Director is removed by a court or law in accordance with Section 233 or 247 of the Companies Law, (iv) such Director becomes legally incompetent,
(v) if such Director is an individual, such Director is declared bankrupt, (vi) if such Director is a corporate entity, upon its winding-up, liquidation, whether voluntary or involuntary, or (vii) upon a resolution of the Company's shareholders, pursuant to Article 33 above.

         (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

36.      Remuneration of Directors

         Each Director shall be paid remuneration by the Company for his services as Director as such remuneration shall have been approved pursuant to the provisions of the Companies Law.

37.      Alternate Directors

         (a) A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

         (b) Any notice given to the Company pursuant to Article 37(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

         (c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself, and provided further, that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

         (d) Any person that meets the qualifications of a director under the Companies Law may act as an Alternate Director. One person may not act as an Alternate Director for more than one Director, and except as otherwise specifically permitted by the Companies Law, a person serving as a director of the Company may not act as an Alternate Director.

         (e) An Alternate Director shall have the duties and responsibility of a Director. The appointment of an Alternate Director shall not negate the responsibility of the Director who appointed him.

         (f) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 35(a), and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

         (g) Notwithstanding Article 37(a), except as otherwise specifically permitted by the Companies Law, no External Director (as such term is defined in the Companies Law) may appoint an Alternate Director.


                      PROCEEDINGS OF THE BOARD OF DIRECTORS

38.      Meetings

         (a) The Board of Directors may meet and adjourn its meetings according to the Company's needs but at least once in every three (3) months, and otherwise regulate such meetings and proceedings as the Directors think fit. Meetings of the Board of Directors may be held telephonically or by any other means of communication provided that each Director participating in such meeting can hear and be heard by all other Directors participating in such meeting.

         (b) Any two (2) Directors may at any time convene a meeting of the Board of Directors, but not less than seventy-two (72) hours' notice (oral or written) shall be given of any meeting so convened. The failure to give notice to a Director in the manner required hereby may be waived by such Director. Upon the unanimous approval of the Directors, a meeting of the Board of Directors can be convened without any prior notice. The notice of a meeting shall include the agenda of the meeting.

         (c) A resolution in writing signed by all of the Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee, and in the absence of such determination by the Chairman of the Board of Directors) or to which all of such Directors have given their consent (by letter, telegram, telex, facsimile, telecopier or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

39.      Quorum

         Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence, in person or by any other means of communication by which the Directors may hear each other simultaneously, of at least three (3) of the Directors then in office who are lawfully entitled to participate in the meeting and vote thereon (as conclusively determined by the Chairman of the Audit Committee and in the absence of such determination by the Chairman of the Board of Directors). No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present as aforesaid when the meeting proceeds to business.

40.      Chairman of the Board of Directors

         The Board of Directors shall from time to time elect one of its members to be the Chairman of the Board of Directors, and it may from time to time remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any meeting of the Board of Directors nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a Director of the Company).

41.      Validity of Acts Despite Defects

         Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.


                                 GENERAL MANAGER

42.      General Manager

         The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

                                     MINUTES

43.      Minutes

         (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

         (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.


                                    DIVIDENDS

44.      Declaration of Dividends

         Subject to the Companies Law, the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company. Subject to the Companies Law, the Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

45.      Amount Payable by Way of Dividends

         (a) Subject to the rights of the holders of shares with special rights as to dividends, if any, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such dividend is being paid.

         (b) Shares which are fully paid up or which are credited as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

46.      Interest

         No dividend shall carry interest as against the Company.

47.      Unclaimed Dividends

         All unclaimed dividends payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

                                    ACCOUNTS

48.      Auditors

         (a) The outside auditor(s) of the Company shall be appointed by resolution of the Company's shareholders in a General Meeting and shall serve until its/their re-election, removal or replacement by subsequent resolution, provided that such term of service shall not extend beyond the third Annual Meeting after the Annual Meeting at which such auditor was appointed. The authorities, rights and duties of the outside auditor(s) of the Company, shall be regulated by applicable law, provided, however, the Board of Directors shall have the power and authority to fix the remuneration of the auditor(s).

         (b) The Internal Auditor appointed by the Board of Directors, upon the recommendation of the Audit Committee, in accordance with the Companies Law, shall report to and be under the organizational supervision of the Chairman of the Board of Directors. The Internal Auditor shall present a proposed work program to the Audit Committee for approval, subject to requirements under the Companies Law.

                                BRANCH REGISTERS

48a.     Branch Registers

         Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.


                               RIGHTS OF SIGNATURE

49.      Rights of Signature

         The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.


                                     NOTICES

50.      Notices

         Without derogating from the provisions of Article 20:

         (a) In the event the Company elects to send any written notice or other document to any of its shareholders such notice may be served either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents. In the event a shareholder elects to send the Company any written notice or other document such notice may be served by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its registered address. Any such notice or other document shall be deemed to have been served forty-eight (48) hours after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such shareholder (or to the Secretary or the General Manager), provided, however, that notice may be sent by cablegram, telex, telecopier (facsimile) or other electronic means (to an address provided to the Company by any shareholder) and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram, telex, telecopy or other electronic communication has been sent (provided, that electronic confirmation of the successful sending of such notice was received) or when actually received by such shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 50(a).

         (b) All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

         (c) Any shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

         (d) The Company shall comply with any publication or notice requirements of any stock exchange on which the Company's shares are listed.


                       EXEMPTION, INSURANCE AND INDEMNITY

51.      Exemption, Indemnity and Insurance

         (a)      Exemption From Duty Of Care

         Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may resolve to exempt in advance an "Office Holder" (as such term is defined in the Companies Law) from all or part of such Office Holder's responsibility or liability for damages caused to the Company due to any breach of such Office Holder's duty of care towards the Company.

         (b)      Indemnification

         (i) Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify an Office Holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were imposed on or expended by such Office Holder in such Office Holder's capacity as an Office Holder of the Company:

                           (1)      a  monetary  liability  imposed on an Office
Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a settlement or in an arbitration decision that was approved by a court of law;

                           (2) reasonable litigation expenses, including
attorney's fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

                           (3) reasonable legal expenses, including attorney's
fees, which the Office Holder incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company, on its behalf or by another person, or in a criminal prosecution in which the Office Holder was acquitted, or in a criminal prosecution in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

         (ii) The foregoing indemnification may be provided by the Company (a) retroactively and (b) as a commitment in advance to indemnify an Office Holder, provided that, in respect of Article 51(b)(i)(1), such commitment shall be limited to (i) such events that in the opinion of the Board of Directors are foreseeable in light of the Company's actual operations at the time the undertaking to indemnify is provided, (ii) to the amounts or criteria that the Board of Directors deems reasonable under the circumstances, and (iii) that such events and amounts or criteria are set forth in the undertaking to indemnify, and which in no event shall exceed, in the aggregate, a total amount of indemnification (for all persons the Company has resolved to indemnify for the matters and in the circumstances described herein), one quarter (25%) of the Company's total shareholders equity at the time of the actual indemnification.

         (c) Insurance

         (i) Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Office Holder for any responsibility or liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder in such Office Holder's capacity as an Office Holder of the Company, with respect to each of the following:

                           (1)      violation of the duty of care of the Office
Holder towards the Company or towards another person;

                           (2)      breach of the duty of loyalty  towards the
Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that the such action would not prejudice the benefit of the Company; and

                           (3) a financial obligation imposed on the Office
Holder for the benefit of another person.

         (ii) Articles 51(b) and 51(c) shall not apply under any of the following circumstances:

                           (1) a breach of an Office Holder's duty of loyalty,
except as specified in Article 51(c)(i)(2);

                           (2) a reckless or intentional violation of an Office
Holder's duty of care;

                           (3) an action intended to reap a personal gain
illegally; and

                           (4) a fine or ransom levied on an Office Holder.

         (iii) The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of these Articles and the Companies Law.


                                     MERGER

52.      Merger

      A merger (as defined in the Companies Law) of the Company shall require the approval of the holders of a simple majority of the voting power represented in a General Meeting in person or by proxy and voting thereon in accordance with the provisions of the Companies Law.


                                   WINDING UP

53.      Winding Up

         If the Company be wound up, then, subject to applicable law, after satisfaction of the Company's liabilities to creditors, the Company's liquidation proceeds shall be distributed to the shareholders of the Company in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made. A voluntary winding up of the Company shall require the approval of the holders of a majority of at least seventy five percent (75%) of the voting power represented at a General Meeting in person or by proxy and voting thereon.


                           AMENDMENT OF THESE ARTICLES

54. (a) Subject to Article 54(b), any amendment of these Articles shall require the approval of the holders of a simple majority of the voting power represented in a General Meeting in person or by proxy and voting thereon.

         (b) Notwithstanding Article 54(a), any amendment of any of Articles 5, 7 or 53 above shall require the approval of the shareholders in a General Meeting by at least the majority vote set forth in each of the aforementioned Articles, as the case may be.